Exhibit 99.1

B. Riley Financial Reports Fourth Quarter and Full Year 2014 Financial Results

2014 Revenues of $77.1 Million and Adj. EBITDA of $2.8 Million, with

Proforma Revenues of $91.7 Million and Adj. EBITDA of $6.1 Million

First Half 2015 on Track to Generate Adj. EBITDA of $12 Million to $15 Million

LOS ANGELES – March 30, 2015 – B. Riley Financial, Inc. (OTCQB: RILY), a diversified provider of financial and business advisory services, reported financial results for the fourth quarter and year ended December 31, 2014, including the results from B. Riley & Co., LLC which it acquired on June 18, 2014.

Fourth Quarter 2014 Operational Highlights

•	B. Riley & Co. acted as exclusive financial advisor to Informa in the acquisition of Hanley Wood Exhibitions for $375 million

•	B. Riley & Co. acted as sole book-running manager in the $28.5 million public equity offering for Signature Group Holdings

•	B. Riley & Co. acted as lead book-running manager in the $11.5 million public equity offering for WidePoint Corporation

•	Great American Group completed more than 300 appraisal projects for asset-based lenders and corporate clients

•	Great American Group completed liquidation of all 56 retail locations of Naartjie Kids

•	Great American Group co-managed the liquidation of more than $260 million of inventory, fixtures and equipment at 198 Alco stores

Fourth Quarter 2014 Financial Results

Total revenues for the fourth quarter of 2014 increased 9% to $19.8 million from $18.2 million in the same year-ago period. The increase in revenue was primarily due to the addition of B. Riley & Co. to the financial results during the fourth quarter compared to the same period last year.

•	Capital Markets Segment: Revenue increased 35% to $9.5 million from $7.1 million in the same year-ago period for B. Riley & Co. The increase was primarily driven by investment banking transactions and an increase in sales and trading revenue.

•	Valuation and Appraisal Segment: Revenue increased 5% to $7.2 million from $6.8 million in the same year-ago period driven by an increase in appraisals provided to clients for machinery and equipment lending activities.

•	Auction and Liquidation Segment: Revenue decreased to $3.1 million from $11.4 million in the same year-ago period. Operating results were impacted by a $6.1 million loss accrual for a retail liquidation transaction and a non-cash impairment charge of $2.9 million for legacy assets related to the company’s wholesale and industrial auction division.

Adjusted EBITDA loss (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) for the fourth quarter of 2014 totaled $0.7 million compared to an adjusted EBITDA of $3.4 million in the same year-ago period (see “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP term). The decrease was primarily attributable to the previously mentioned loss in the company’s Auction and Liquidation segment.

Net loss for the fourth quarter of 2014 totaled $2.8 million or $(0.18) per diluted share compared to net income of $0.9 million or $0.62 per diluted share in the same year-ago period.

At December 31, 2014, the company had $21.6 million of unrestricted cash, $7.7 million of restricted cash, and $17.2 million of net investments in securities. Total shareholder equity at December 31, 2014 was $97.1 million.

Full Year 2014 Financial Results

Total revenues for 2014 were $77.1 million, up 1% from $76.1 million in 2013, primarily driven by B. Riley & Co. contributing $19.4 million in revenue in 2014, which was offset by a decrease of $15.3 million in revenues attributable to the Auctions and Liquidation segment.

Adjusted EBITDA for 2014 totaled $2.8 million, a decrease from $7.0 million in 2013. The decrease was primarily due to the results of the company’s Auction and Liquidation segment that included a loss related to a retail liquidation engagement in the fourth quarter that was previously mentioned.

Net loss for 2014 totaled $5.8 million or $(0.60) per diluted share compared to net income of $1.1 million or $0.71 per diluted share in 2013. The 2014 net loss included a non-cash impairment charge of $4.7 million and $1.0 million in expenses relating to the acquisition of B. Riley & Co.

Proforma Full Year 2014 Financial Results

Including the full year results of B. Riley operations on a pro forma basis, total revenues were $91.7 million in 2014, down 11% from $103.0 million in 2013.

Proforma adjusted EBITDA for 2014 totaled $6.1 million, a decrease from $13.2 million in 2013.

Proforma net loss for 2014 totaled $3.9 million or $(0.34) per diluted share, compared to proforma net income of $4.6 million or $0.81 per diluted share in 2013.

Management Commentary and Outlook

“Our underlying business in the fourth quarter was strong as demonstrated by our proforma EBITDA loss of just $0.7 million despite a $6.1 million charge related to a retail liquidation,” said Bryant Riley, chairman and CEO of B. Riley Financial. “Our revenue in the fourth quarter was driven by strong operating results in our Capital Markets and Valuation and Appraisal segments.

“In the first half of 2015 we are seeing robust activity in our Auction and Liquidation segment, and its performance is a key contributor to our first half adjusted EBITDA guidance of $12 million to $15 million. While it is not our policy to provide regular financial guidance, we believe that given the loss in the fourth quarter of 2014, it important to communicate the overall strength and opportunities in our Auction and Liquidation segment to the extent that we have visibility.

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“Our first half 2015 guidance reflects the benefits of the operational restructuring we implemented and completed in 2014. Altogether, those restructuring measures eliminated nearly $9 million of annual fixed costs and positioned us to better capitalize on the tremendous synergies of the expanded B. Riley Financial platform. With these changes behind us, we are well positioned to grow both organically and through select strategic acquisitions.

“Last month we expanded our wealth management business by completing the acquisition of MK Capital. This important strategic acquisition further expands B. Riley’s asset management services into wealth advisory by bringing a team of proven portfolio managers advising approximately $700 million of client assets.”

Conference Call

B. Riley Financial will host an investor conference call today (March 30, 2015) at 4:30 p.m. Eastern time. The company’s chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Date: Monday, March 30, 2015

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-Free Number: 877-407-0789

International Number: 201-689-8562

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at http://ir.brileyfin.com.

A replay of the call will be available after 7:30 p.m. Eastern time through April 6, 2015.

Toll-Free Replay Number: 877-870-5176

International Replay Number: 858-384-5517

Replay ID: 13604059

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (OTCQB: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients;  Great American Group, LLC, a leading provider of advisory and valuation services, asset disposition and auction solutions, and commercial lending services; B. Riley Asset Management, LLC, a provider of investment products to institutional and high net worth investors; and MK Capital Advisors, LLC, a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

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Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements and include statements regarding the effects of our recent restructuring, future dividends and our intent to stimulate opportunities for cross-selling of services. Such forward looking statement include, but are not limited to, how management sees opportunities to grow and broaden the firm, and expectations regarding adjusted EBITDA in the first half of 2015. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, our ability to reduce operating expenses as a result of recent restructuring, and those risks described from time to time in B. Riley Financial's filings with the SEC, including, without limitation, the risks described in B. Riley Financial's (f/k/a Great American Group, Inc.) registration statement on Form S-1 proxy statement/prospectus filed with the SEC on September 18, 2014, under the caption "Risk Factors", and its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2014. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the performance of the Company on a combined basis with B. Riley & Co. In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

rily@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	December 31,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$21,600	$18,867
Restricted cash	7,657	325
Securities owned, at fair value	17,955	—
Accounts receivable, net	10,098	8,858
Lease finance receivable	—	8,099
Advances against customer contracts	16,303	1,058
Goods held for sale or auction	4,117	13,964
Note receivable related party - current portion	—	703
Deferred income taxes	6,420	3,870
Prepaid expenses and other current assets	3,795	948
Total current assets	87,945	56,692
Note receivable related party - net of current portion	—	497
Property and equipment, net	776	1,090
Goodwill	27,557	5,688
Other intangible assets, net	2,799	140
Deferred income taxes	19,181	8,739
Other assets	732	831
Total assets	$138,990	$73,677
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$12,233	$11,578
Due to related parties	213	45
Auction and liquidation proceeds payable	665	—
Securities sold not yet purchased	746	—
Mandatorily redeemable noncontrolling interests	2,922	2,823
Asset based credit facility	18,506	5,710
Revolving credit facility	56	333
Current portion of long-term debt	—	1,724
Notes payable	6,570	6,856
Total current liabilities	41,911	29,069
Long-term debt, net of current portion	—	48,759
Total liabilities	41,911	77,828
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 15,968,607 and 1,500,107 issued and outstanding as of December 31, 2014 and 2013,
respectively	2	—
Additional paid-in capital	110,598	3,086
Retained earnings (deficit)	(12,891)	(6,611)
Accumulated other comprehensive income (loss)	(648)	(638)
Total B. Riley Financial, Inc. stockholders' equity (deficit)	97,061	(4,163)
Noncontrolling interests	18	12
Total equity (deficit)	97,079	(4,151)
Total liabilities and equity (deficit)	$138,990	$73,677

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Services and fees	$19,256	$17,746	$67,257	$59,967
Sale of goods	586	442	9,859	16,165
Total revenues	19,842	18,188	77,116	76,132
Operating expenses:
Direct cost of services	7,260	6,715	23,466	24,146
Cost of goods sold	3,269	233	14,080	11,506
Selling, general and administrative	13,177	8,334	44,453	36,382
Restructuring charge	—	—	2,548	—
Total operating expenses	23,706	15,282	84,547	72,034
Operating (loss) income	(3,864)	2,906	(7,431)	4,098
Other income (expense):
Interest income	3	(12)	12	26
Loss from equity investment in Great American Real Estate, LLC	—	(6)	—	(21)
Loss from equity investment in Shoon Trading Limited	—	(13)	—	(156)
Interest expense	(132)	(829)	(1,262)	(2,667)
(Loss) income before income taxes	(3,993)	2,046	(8,681)	1,280
Benefit (provision) for income taxes	1,091	(1,046)	2,886	(704)
Net (loss) income	(2,902)	1,000	(5,795)	576
Net (loss) income attributable to noncontrolling interests	(80)	66	6	(482)
Net (loss) income attributable to B. Riley Financial, Inc.	$(2,822)	$934	$(5,801)	$1,058

Basic (loss) earnings per share	$(0.18)	$0.65	$(0.60)	$0.74
Diluted (loss) earnings per share	$(0.18)	$0.62	$(0.60)	$0.71

Weighted average basic shares outstanding	15,902,607	1,434,107	9,612,154	1,434,107
Weighted average diluted shares outstanding	15,902,607	1,495,328	9,612,154	1,494,328

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Proforma Financial Information
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	Actual	Proforma	Proforma	Proforma
Revenue	$19,842	$25,261	$91,656	$102,965
Net (loss) income	$(2,822)	$2,069	$(3,938)	$4,594

Basic (loss) income per share	$(0.18)	$0.37	$(0.34)	$0.82
Diluted (loss) income per share	$(0.18)	$0.36	$(0.34)	$0.81

Weighted average basic shares outstanding	15,902,607	5,613,307	11,533,178	5,613,307
Weighted average diluted shares outstanding	15,902,607	5,674,528	11,533,178	5,674,528

Note: The unaudited Proforma financial information in the table above summarizes the combined results of operations of the company and B. Riley and Co., LLC and the related impact of the new employment agreements with Bryant Riley, Andrew Gumaer and Harvey Yellen that became effective upon the acquisition of B. Riley and Co., LLC on a Proforma basis, as though they had occurred as of January 1, 2013. The Proforma financial information presented includes the effects of adjustments related to the amortization charges from the acquired intangible assets. The Proforma financial information as presented above is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the earlier period presented, nor does it intend to be a projection of future results.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA And Proforma Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:

Net (loss) income as reported	$(2,822)	$934	$(5,801)	$1,058

Adjustments:
Benefit (provision) for income taxes	(1,091)	1,046	(2,886)	704
Interest expense	132	829	1,262	2,667
Interest income	(3)	12	(12)	(26)
Depreciation and amortization	195	146	646	611
Transaction costs related to B. Riley & Co., Inc. acquisition	—	—	995	—
Restructuring charge	—	—	2,548	—
Impairment charge for goods held for sale or auction	2,925	400	4,675	428
Loss in United Kingdom from restructuring in the quarter ended September 30, 2014	—	—	465	—
Severance costs and compensation expense for fair value adjustment
for mandatorily redeemable noncontrolling interests	—	—	914	1,508

Total EBITDA adjustments	2,158	2,433	8,607	5,892

Adjusted EBITDA	$(664)	$3,367	$2,806	$6,950

Proforma Adjusted EBITDA for B. Riley & Co., Inc. operations and
new employment agreements	—	1,986	3,260	6,252

Proforma Adjusted EBITDA	$(664)	$5,353	$6,066	$13,202

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
	Year ended December 31,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(5,795)	$576
Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Depreciation and amortization	646	1,863
Provision for doubtful accounts	532	(12)
Impairment of goods held for sale or auction	4,675	428
Effect of foreign currency on operations	137	226
Loss from equity investment in Great American Real Estate, LLC
and Shoon Trading Limited	—	177
Gain from bargain purchase	—	—
Loss on disposal of assets	91	—
Deferred income taxes	(2,984)	989
Income allocated to mandatorily redeemable noncontrolling
interests	1,892	1,897
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(15,195)	5,145
Lease finance receivable	107	(8,099)
Securities owned	(16,006)	—
Inventory	—	455
Goods held for sale or auction	9,414	(1,625)
Loan receivable	—	156
Prepaid expenses and other assets	(59)	167
Accounts payable and accrued expenses	(1,142)	(3,971)
Amounts due to related parties	168	—
Securities sold not yet purchased	(176)	—
Auction and liquidation proceeds payable	665	(864)
Net cash (used in) provided by operating activities	(23,030)	(2,492)
Cash flows from investing activities:
Acquisition of business	—	—
Cash acquired from acquisition of B. Riley & Co., Inc.	2,667	—
Deconsolidation of Shoon Trading Limited	—	(1,564)
Purchase of noncontrolling interest in subsidiary	—	—
Purchases of property and equipment	(252)	(1,142)
Proceeds from sale of property and equipment	—	—
Collection of notes receivable - related party	1,200	611
Equity investment in Great American Real Estate, LLC	—	(21)
Decrease (increase) in restricted cash	(7,282)	7,598
Net cash (used in) provided by investing activities	(3,667)	5,482
Cash flows from financing activities:
(Repayments of) proceeds from revolving line of credit	(277)	(1,971)
Proceeds from asset based credit facility	12,796	5,710
Payment of financing costs	—	(375)
Repayment of notes payable and capital lease obligations	(286)	(2,785)
Repayments of long-term debt	(31,724)	(1,724)
Proceeds from issuance of common stock	51,233	—
Proceeds from formation of noncontrolling interests	—	—
Dividends paid	(479)	—
Distributions to noncontrolling interests	(1,794)	(1,930)
Net cash provided by (used in) financing activities	29,469	(3,075)
Effect of foreign currency on cash	(39)	231
Net increase in cash and cash equivalents	2,733	146
Cash and cash equivalents, beginning of year	18,867	18,721
Cash and cash equivalents, end of year	$21,600	$18,867